PUBLIC STORAGE, INC.
                         EXHIBIT 11 - EARNINGS PER SHARE

                                                                                 FOR THE YEAR ENDED DECEMBER 31,
                                                                        -----------------------------------------------------
                                                                             1998                1997                1996
                                                                        -------------       -------------       -------------
                                                                          (amounts in thousands, except per share data)
EARNINGS PER SHARE:
-------------------

Net income                                                               $   227,019         $   178,649        $   153,549

Less: Preferred Stock Dividends:
   10% Cumulative Preferred Stock, Series A                                   (4,563)             (4,563)            (4,563)
   9.20% Cumulative Preferred Stock, Series B                                 (5,488)             (5,488)            (5,488)
   Adjustable Rate Preferred Stock, Series C                                  (2,024)             (2,213)            (2,212)
   9.50% Cumulative Preferred Stock, Series D                                 (2,850)             (2,850)            (2,850)
   10.00% Cumulative Preferred Stock, Series E                                (5,488)             (5,488)            (5,488)
   9.75% Cumulative Preferred Stock, Series F                                 (5,606)             (5,606)            (5,606)
   8-7/8% Cumulative Preferred Stock, Series G                               (15,309)            (15,309)           (15,479)
   8.45% Cumulative Preferred Stock, Series H                                (14,259)            (14,259)           (13,348)
   8-5/8% Cumulative Preferred Stock, Series I                                (8,625)             (8,625)            (1,438)
   8% Cumulative Preferred Stock, Series J                                   (12,000)             (4,133)                 -
   8.25% Convertible Preferred Stock                                          (2,163)             (4,531)            (4,679)
   Convertible Preferred Stock, Series CC                                          -             (15,328)            (5,748)
   Mandatory Convertible Participating Preferred Stock                             -                   -             (1,700)
                                                                        -------------       -------------       -------------

Net income allocable to common shareholders                              $   148,644         $    90,256        $    84,950
                                                                        =============       =============       =============
Weighted average common and common equivalent shares outstanding:

   Basic weighted average common shares outstanding                          113,929              98,446             77,117

   Net effect of dilutive stock options - based on treasury stock
     method using average market price                                           428                 515                241
                                                                        -------------       -------------       -------------

   Diluted weighted average common shares outstanding                        114,357              98,961             77,358
                                                                        =============       =============       =============

Basic earnings per common and common equivalent share                    $      1.30         $      0.92        $      1.10
                                                                        =============       =============       =============

Diluted earnings per common and common equivalent share                  $      1.30         $      0.91        $      1.10
                                                                        =============       =============       =============

                                  Ehhibit - 11

                              PUBLIC STORAGE, INC.
                         EXHIBIT 11 - EARNINGS PER SHARE


                                                                                        FOR THE YEAR ENDED DECEMBER 31,
                                                                              -----------------------------------------------------
                                                                                   1998               1997               1996
                                                                              -------------       -------------       -------------
                                                                                 (amounts in thousands, except per share data)
DILUTED EARNINGS PER SHARE, ASSUMING CONVERSION OF ANTI-DILUTIVE
   SECURITIES

Net income allocable to common shareholders per calculation above              $   148,644         $    90,256        $    84,950

   Add: Dividends to 8.25% Convertible Preferred Stock                               2,163               4,531              4,679
   Add: Dividends to Mandatory Convertible Participating Preferred Stock                 -                   -              1,700
   Add: Dividends to Mandatory Convertible Preferred Stock, Series CC                    -               1,916              5,748
                                                                              -------------       -------------       -------------

Netincome allocable to common  shareholders for purposes of determining
   Diluted Earnings Per Share, assuming conversion of anti-diluted
   securities                                                                  $   150,807         $    96,703        $    97,077
                                                                              =============       =============       =============

Diluted weighed average common shares outstanding                                  114,357              98,961             77,358

    Pro forma  weighted  average  common  shares  assuming  conversion of 8.25% Convertible Preferred Stock at date of issuance
      (July 15, 1994) until actual conversion date (July 1, 1998)                    1,763               3,705              3,823

    Pro  forma  weighted  average  common  shares  assuming  conversion of the Mandatory Convertible Participating Preferred Stock at date of
      issuance (July 1, 1995)                                                            -                   -                715

    Pro  forma  weighted  average  common  shares  assuming  conversion  of the Mandatory Convertible Preferred Stock, Series CC from date of
      issuance (April 1, 1996)until date of conversion (April 1, 1997)                   -                 479              1,548
                                                                              -------------       -------------       -------------
Weighed average common shares for purposes of  computation  of Diluted
     Earnings Per Share, assuming conversion of anti-dilutive securities           116,120             103,145             83,444
                                                                              =============       =============       =============
Diluted Earnings Per Share, assuming conversion of anti-dilutive
   securities (1)                                                              $      1.30         $      0.94        $      1.16
                                                                              =============       =============       =============

(1) Such amounts are anti-dilutive and are not presented in the Company's consolidated financial statements.

     In addition, the Company has 7,000,000 shares of Class B Common Stock which are convertible into shares of the Company's Common Stock subject to the attainment of certain earnings milestone by the Company. As these earnings milestones have not been met, the conversion has not been assumed.

                                  Exhibit - 11